SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported) January 15, 2004

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zipcode)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On January 15, 2004, PPG Industries Chief Financial Officer, William H. Hernandez, stated that PPG may begin repurchasing PPG Industries shares, from time to time, in market transactions of small amounts. The repurchases will be made under a previously announced and unused ten million share repurchase program. As required by new SEC rules, PPG will report any share repurchases quarterly, beginning with the Company’s Form 10-Q to be filed for the quarter ending March 31, 2004.

Forward-Looking Statements

Statements in this Form 8-K relating to matters that are not historical facts are forward-looking statements reflecting current views with respect to future events. Many factors could cause future events to differ significantly from those anticipated in current views. Among those factors are the risks and uncertainties discussed in PPG’s other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

/s/ W. H. Hernandez
W. H. Hernandez
Senior Vice President, Finance

Date:  January 15, 2004